Exhibit 99.1
Energy XXI Reports Fiscal Third-Quarter Results

•	Volumes rise 80% from prior-year third quarter
•	Revenues and EBITDA more than double to new record highs
•	Exploration program accelerates and logs success

HOUSTON – April 30, 2008 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI, EXXS) today announced fiscal third-quarter financial and operating results for the period ended March 31, 2008.
“Our fiscal third-quarter operating results reflect the continued success of our acquire-and-exploit strategy,” Energy XXI Chairman and CEO John Schiller said.  “Energy XXI remains on track to deliver a solid performance from our core producing properties during our 2008 fiscal year ending June 30, with the potential to significantly boost reserves through high-impact exploration.”
For the 2008 fiscal third quarter, revenues were $167.1 million and earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) totaled $117.5 million, more than double the 2007 fiscal third-quarter revenues of $77.6 million and EBITDA of $54.5 million.  Net income was $10.3 million, or $0.12 per diluted share, which included a loss of $2.7 million, or $0.03 per diluted share, for non-cash mark-to-market charges on open oil and gas derivative contracts.  In the 2007 fiscal third quarter, net income was $9.6 million, or $0.11 per diluted share, which included a mark-to-market gain of $1.6 million, or $0.02 per diluted share, for open oil and gas derivative contracts.
Net cash provided by operating activities totaled $112.5 million for the 2008 fiscal third quarter, compared with $76.2 million in the 2007 fiscal third quarter.  Discretionary cash flow was $96.2 million in the 2008 fiscal third quarter, compared with $47.5 million in the 2007 fiscal third quarter.
For the 2008 fiscal third quarter, sales volumes averaged 26,100 barrels of oil equivalent per day (BOE/d), compared with 14,500 BOE/d in the 2007 fiscal third quarter.  The net realized price received for the company’s production in the 2008 fiscal third quarter averaged $70.33 per BOE, including an $8.92 per BOE reduction due to hedging, compared with a net realized price of $59.54 per BOE, including a $7.95 per BOE contribution from hedging, in the 2007 fiscal third quarter.

Capital Expenditures
During the 2008 fiscal third quarter, capital expenditures totaled $62.8 million.  The fiscal-year 2008 capital budget, excluding acquisitions, is expected to approximate $300 million, which reflects about $40 million of added spending primarily associated with incremental exploration activity and development costs associated with successful exploration.

3rd Quarter Operational Highlights
During the fiscal third quarter, Energy XXI continued to implement its exploration and development program, details of which are provided in the attached Operations Report.
“The last few months have been encouraging for us from an operations standpoint,” Energy XXI President and Chief Operating Officer Steve Weyel said.  “We initiated drilling and recompletion work at the Main Pass properties acquired last June, with good results that should positively impact our fourth quarter.  We drilled a discovery at our Lake Salvador project onshore Louisiana, helping validate the extensive pre-drill work we have done in the area.  We side-tracked and resumed drilling at the high-potential Cote de Mer prospect.  More recently, we gained access to 425,000 gross acres across the ultra-deep prospect trend on the shallow-water Gulf of Mexico shelf, including the re-entry of the Blackbeard West wellbore. While production volumes continued to be frustrated by infrastructure outages during the quarter, our operated properties have performed ahead of our expectations.”

Conference Call Tomorrow at 9 a.m. CDT, 3 p.m. London Time
Energy XXI will host its third-quarter conference call tomorrow, Thursday, May 1, 2008, at 9 a.m. CDT (3 p.m. London time). The dial-in number is 1 (913) 312-0715 in the U.S. and 08081 011 402 in the U.K., and the confirmation code is 4499493. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom.  In the United States, BMO Capital Markets, Collins Stewart, Dahlman Rose & Co., Jefferies & Company, Natixis Bleichroeder and Sterne Agee & Leach, Inc. are market makers. To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	March 31,	June 30,
	2008	2007
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,066	$19,784
Accounts receivable
Oil and natural gas sales	95,613	55,763
Joint interest billings	25,488	14,377
Insurance and other	2,548	958
Prepaid expenses and other current assets	17,691	21,870
Deferred income taxes	30,258	—
Royalty deposits	4,548	2,175
Derivative financial instruments	—	17,131
Total Current Assets	179,212	132,058
Property and Equipment, net of accumulated depreciation, depletion, and amortization
Oil and natural gas properties - full cost method of accounting	1,529,845	1,491,685
Other property and equipment	8,494	3,097
Total Property and Equipment	1,538,339	1,494,782
Other Assets
Debt issuance costs, net of accumulated amortization	17,973	20,986
Deferred income taxes	2,724	—
Derivative financial instruments	—	616
Total Other Assets	20,697	21,602
Total Assets	$1,738,248	$1,648,442

LIABILITIES
Current Liabilities
Accounts payable	$68,592	$79,563
Advances from joint interest partners	5,053	2,026
Accrued liabilities	57,469	33,459
Deferred income taxes	—	1,044
Derivative financial instruments	95,268	1,480
Note payable	3,323	—
Current maturities of long-term debt	4,188	5,508
Total current liabilities	233,893	123,080
Long-term debt, less current maturities	1,066,377	1,045,511
Deferred income taxes	—	14,788
Asset retirement obligations	64,304	63,364
Derivative financial instruments	68,435	4,573
Total Liabilities	1,433,009	1,251,316
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at March 31, 2008 and June 30, 2007	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 84,511,906 and 84,203,444 issued and outstanding at March 31, 2008 and June 30, 2007, respectively	84	84
Additional paid-in capital	363,285	363,206
Retained earnings	49,721	31,072
Accumulated other comprehensive income (loss), net of tax	(107,851)	2,764
Total Stockholders’ Equity	305,239	397,126
Total Liabilities and Stockholders’ Equity	$1,738,248	$1,648,442

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Revenues
Oil sales	$103,627	$42,777	$284,522	$121,882
Natural gas sales	63,510	34,831	179,948	100,686
Total Revenues	167,137	77,608	464,470	222,568

Costs and Expenses
Lease operating expense	38,342	16,351	103,078	43,819
Production taxes	1,755	1,691	4,987	2,909
Depreciation, depletion and amortization	75,268	28,600	223,927	88,055
Accretion of asset retirement obligation	1,911	877	5,660	2,619
General and administrative expense	4,912	5,733	16,327	16,324
Loss (gain) on derivative financial instruments	2,700	(1,552)	2,656	(3,110)
Total Costs and Expenses	124,888	51,700	356,635	150,616

Operating Income	42,249	25,908	107,835	71,952

Other Income (Expense)
Interest income	348	307	1,249	1,599
Interest expense	(26,058)	(12,646)	(79,688)	(39,653)
Total Other Income (Expense)	(25,710)	(12,339)	(78,439)	(38,054)

Income Before Income Taxes	16,539	13,569	29,396	33,898

Provision for Income Taxes	6,252	3,988	10,747	11,976

Net Income	$10,287	$9,581	$18,649	$21,922

Earnings Per Share
Basic	$0.12	$0.11	$0.22	$0.26
Diluted	$0.12	$0.11	$0.22	$0.26

Weighted Average Number of Common Shares Outstanding
Basic	84,141	84,049	84,139	83,893
Diluted	84,141	84,049	85,259	83,893

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Cash Flows From Operating Activities
Net income	$10,287	$9,581	$18,649	$21,922
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax expense	6,252	3,988	10,747	11,976
Change in derivative financial instruments	1,319	4,114	811	10,505
Accretion of asset retirement obligations	1,911	877	5,660	2,619
Depletion, depreciation, and amortization	75,268	28,600	223,927	88,055
Amortization and write-off of debt issuance costs	1,114	325	3,688	5,998
Common stock issued to Directors for services	—	—	67	—
Changes in operating assets and liabilities
Accounts receivable	(14,247)	28,769	(48,142)	35,807
Prepaid expenses and other current assets	20,676	(13,334)	1,806	(39,501)
Accounts payable and other liabilities	9,901	13,326	20,122	21,385
Net Cash Provided by Operating Activities	112,481	76,246	237,335	158,766

Cash Flows from Investing Activities
Acquisitions	(8,569)	—	(38,935)	(302,481)
Capital expenditures	(62,784)	(130,587)	(234,002)	(250,951)
Proceeds from the sale of oil and natural gas properties	—	—	—	1,400
Other	(102)	573	(135)	1,333
Net Cash Used in Investing Activities	(71,455)	(130,014)	(273,072)	(550,699)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock - net	—	108	32	13,167
Proceeds from long-term debt	21,000	65,000	204,135	364,000
Payments on long-term debt	(69,024)	(10,000)	(180,159)	(24,625)
Payments on put financing	(1,419)	(2,011)	(4,294)	(7,030)
Debt issuance costs	—	—	(675)	(4,754)
Other	(17)	(407)	(20)	(1,037)
Net Cash Provided by (Used in) Financing Activities	(49,460)	52,690	19,019	339,721

Net Increase (Decrease) in Cash and Cash Equivalents	(8,434)	(1,078)	(16,718)	(52,212)

Cash and Cash Equivalents, beginning of period	11,500	11,255	19,784	62,389

Cash and Cash Equivalents, end of period	$3,066	$10,177	$3,066	$10,177

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATING RESULTS
(In Thousands, except per unit amounts)(Unaudited)

	Quarter Ended
	Mar. 31, 2007	June 30, 2007	Sept. 30, 2007	Dec. 31, 2007	Mar. 31, 2008
						Twelve Months Ended Mar. 31, 2008

Operating Revenues	$77,608	$118,716	$143,608	$153,725	$167,137	$583,186

Operating Expenses
Lease operating expense
Insurance expense	4,866	2,489	4,832	4,812	4,642	16,775
Workover and maintenance	1,910	5,532	5,720	4,489	5,447	21,188
Direct lease operating expense	9,575	17,145	20,141	24,742	28,253	90,281
Total lease operating expense	16,351	25,166	30,693	34,043	38,342	128,244
Production taxes	1,691	686	1,960	1,272	1,755	5,673
DD&A	28,600	57,873	73,253	75,406	75,268	281,800
General and administrative	5,733	10,183	5,771	5,644	4,912	26,510
Other – net	(675)	1,545	2,802	903	4,611	9,861
Total operating expenses	51,700	95,453	114,479	117,268	124,888	452,088
Operating Income	$25,908	$23,263	$29,129	$36,457	$42,249	$131,098

Sales Volumes per Day
Natural gas (MMcf)	42.1	60.0	83.5	78.1	73.3	73.7
Crude oil (MBbls)	7.5	10.9	12.3	13.0	13.9	12.5
Total (MBOE)	14.5	20.9	26.2	26.0	26.1	24.8

Average Sales Price
Natural gas per Mcf	$7.77	$7.78	$5.83	$7.48	$9.25	$7.51
Hedge gain per Mcf	1.43	0.80	1.46	0.93	0.28	0.89
Total natural gas per Mcf	$9.20	$8.58	$7.29	$8.41	$9.53	$8.40

Crude oil per Bbl	$56.24	$67.46	$79.19	$90.71	$100.10	$85.44
Hedge gain (loss) per Bbl	7.36	5.21	(1.52)	(12.68)	(18.20)	(7.59)
Total crude oil per Bbl	$63.60	$72.67	$77.67	$78.03	$81.90	$77.85

Hedge gain (loss) per BOE	$7.95	$5.03	$3.94	$(3.56)	$(8.92)	(1.18)

Operating Revenues per BOE	$59.54	$62.53	$59.63	$64.24	$70.33	$64.25

Operating Expenses per BOE
Lease operating expense
Insurance expense	3.73	1.31	2.00	2.01	1.95	1.85
Workover and maintenance	1.47	2.91	2.38	1.88	2.29	2.33
Direct lease operating expense	7.34	9.03	8.36	10.34	11.89	9.95
Total lease operating expense	12.54	13.25	12.74	14.23	16.13	14.13
Production taxes	1.30	0.36	0.81	0.53	0.74	0.63
DD&A	21.94	30.48	30.42	31.51	31.67	31.05
General and administrative	4.40	5.37	2.40	2.36	2.07	2.92
Other – net	(0.52)	0.82	1.16	0.38	1.94	1.08
Total operating expenses	39.66	50.28	47.53	49.01	52.55	49.81
Operating Income per BOE	$19.88	$12.25	$12.10	$15.23	$17.78	$14.44

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Net Income as Reported	$10,287	$9,581	$18,649	$21,922

Total other (income) expense	25,710	12,339	78,439	38,054
Depreciation, depletion and amortization	75,268	28,600	223,927	88,055
Provision for income taxes	6,252	3,988	10,747	11,976

EBITDA	$117,517	$54,508	$331,762	$160,007

EBITDA Per Share
Basic	$1.40	$0.65	$3.94	$1.91
Diluted	$1.40	$0.65	$3.89	$1.91

Weighted Average Number of Common Shares Outstanding
Basic	84,141	84,049	84,139	83,893
Diluted	84,141	84,049	85,259	83,893

Net Income as Reported	$10,287	$9,581	$18,649	$21,922

Deferred income tax expense	6,252	3,988	10,747	11,976
Change in derivative financial instruments	1,319	4,114	811	10,505
Accretion of asset retirement obligations	1,911	877	5,660	2,619
Depletion, depreciation, and amortization	75,268	28,600	223,927	88,055
Amortization and write-off of debt issuance costs	1,114	325	3,688	5,998
Common stock issued to Directors for services	—	—	67	—

Discretionary Cash Flow	$96,151	$47,485	$263,549	$141,075

ENERGY XXI (BERMUDA) LIMITED
SUMMARY OF HEDGE POSITIONS AS OF APRIL 30, 2008

Natural Gas (000 MMBTU)						Crude Oil (000 BBL)

			Average						Average
Qtr	Instrument	Volume	Sub	Floor	Cap	Qtr	Instrument	Volume	Sub	Floor	Cap

Q408	Swaps	1,150		8.86	8.86	Q408	Swaps	217		79.66	79.66
	3 Way Collars	460	5.67	7.41	10.10		3 Way Collars	66	54.09	67.21	78.61
	Collars	264		7.96	10.49		Collars	60		65.47	76.36
	Puts	40		8.00			Puts	10		60.00
	Put Spreads	450	6.00	8.00

Q109	Swaps	3,020		8.90	8.90	Q109	Swaps	676		82.60	82.60
	3 Way Collars	1,340	5.66	7.38	10.11		3 Way Collars	205	54.12	67.44	78.99
	Collars	744		7.97	10.46		Collars	55		60.00	78.00
	Puts	120		8.00			Puts	27		60.00
	Put Spreads	1,280	6.00	8.00

Q209	Swaps	2,450		8.82	8.82	Q209	Swaps	472		78.88	78.88
	3 Way Collars	1,250	5.63	7.34	10.12		3 Way Collars	184	54.02	67.40	79.09
	Collars	685		7.97	10.43		Collars	162		70.28	96.67
	Puts	110		8.00			Puts	26		60.00
	Put Spreads	1,170	6.00	8.00

Q309	Swaps	2,080		8.46	8.46	Q309	Swaps	325		70.85	70.85
	3 Way Collars	1,040	6.00	8.09	9.97		3 Way Collars	170	53.94	67.24	78.94
	Collars	302		7.72	9.96		Collars	233		76.74	107.25

Q409	Swaps	1,830		8.46	8.46	Q409	Swaps	303		70.86	70.86
	3 Way Collars	930	6.00	8.10	9.96		3 Way Collars	137	53.69	67.37	79.66
	Collars	289		7.73	9.91		Collars	220		76.67	107.17

Q110	Swaps	1,770		8.47	8.47	Q110	Swaps	277		70.97	70.97
	3 Way Collars	820	6.00	8.11	9.96		3 Way Collars	111	53.38	67.52	80.49
	Collars	137		8.00	8.85		Collars	211		76.58	107.07

Q210	Swaps	1,580		8.47	8.47	Q210	Swaps	257		71.01	71.01
	3 Way Collars	740	6.00	8.12	9.95		3 Way Collars	87	52.93	67.70	81.64
	Collars	137		8.00	8.85		Collars	201		76.51	106.99

Q310	Swaps	1,700		8.12	8.12	Q310	Swaps	238		70.86	70.86
	3 Way Collars	490	6.00	8.12	9.95		3 Way Collars	68	52.35	67.35	82.05
							Collars	190		76.53	104.76

Q410	Swaps	1,500		8.12	8.12	Q410	Swaps	215		70.89	70.89
	3 Way Collars	460	6.00	8.20	9.92		3 Way Collars	60	52.00	67.00	82.04
							Collars	174		76.49	104.68

Q111	Swaps	1,380		8.12	8.12	Q111	Swaps	193		70.93	70.93
	3 Way Collars	440	6.00	8.20	9.92		3 Way Collars	52	51.54	66.54	82.03
							Collars	156		76.48	104.66

Q211	Swaps	1,280		8.12	8.12	Q211	Swaps	171		70.96	70.96
	3 Way Collars	420	6.00	8.21	9.91		3 Way Collars	45	50.95	65.95	82.02
							Collars	146		76.50	104.69

Includes production for June 2008 and later; Quarters based on June 30 fiscal year-end
All prices are weight-averaged by contract volume

FY 2008 3rd Quarter Operations Report

EXXI Fiscal 3rd Quarter 2008 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	1	1	1	1
Gas	0	0	0	0	0	0
Dry	0	0	0	0	0	0
Non-Operated
Oil	0	0	0	0	0	0
Gas	2	0.85	0	0	2	0.85
Dry	2	0.64	0	0	2	0.64
Total	4	1.49	1	1	5	2.49

	Exploration		Development		Total
Success Rates	50%	57%	100%	100%	60%	74%

	Exploration		Development		Total
Onshore	4		0		1
Offshore	0		1		4
Total	4		1		5

Gulf Of Mexico Shelf Highlights

South Timbalier 21 (100% WI)
South Timbalier 21 net production averaged 8,549 BOE/d during the fiscal third quarter, an increase of almost 1,400 BOE/d net from the previous quarter.
After working through minor facility obstacles, the Beaujolais (ST 21 #138) well’s production was stabilized by mid-February and production has been averaging 1,700 BOE/d net from the D-15 and D-18 sands.
The Sangria (ST 27 #D-13ST2) development well commenced production during February at a peak rate of 1,200 BOE/d net from the D-7 Stray sand.
The #135 well was recompleted through tubing to the D-10 sand during February and initially produced at a rate of 490 BOE/d net.
The #75ST well was recompleted through tubing to the S-4A sand during January and initially produced at a rate of 570 BOE/d net.
The Cabernet (#89 ST) well was recently reworked to restore production from the lower D-7 sand.  The initial net rate was 334 BOE/d.

Acquired Pogo Properties
The Gulf of Mexico shelf properties acquired in June 2007 from Pogo Producing Company averaged 9,598 BOE/d net during the fiscal third quarter. After completing MMS compliance work and getting the properties released from MMS probation in the previous quarter, the first rig program was initiated in the third quarter, along with some non-rig workovers.  Activity in the field temporarily interrupted some production volumes.

The Ensco 82 rig arrived at Main Pass 61-B in early February.  The recompletion of well #B-1 was successful, resulting in 600 BOE/d net of new production starting late March.  The #B-6 development well was spud in late March and is expected to come online in May.  Also in the fiscal third quarter, 550 BOE/d net was added at MP 73 as a result of a successful non-rig workover.
The Ensco 82 rig will move to the Main Pass 61-A platform in May to drill and complete the MP 60 #A-9 exploratory well and change out tubing in the MP 62 #A-4.  This rig is then expected to spud the Main Pass 147 #1 development well near the end of June.  Two additional rigs are expected to arrive in May and June to begin well work at MP 61-C and MP 126.
           In Lease Sale 206, Energy XXI was high bidder on five blocks adjacent to the South Pass 49 field.  Following facility upgrades, including replacement of separation and compression units, gas lift optimization and acid stimulations on four D-69/D-70 sand wells are planned for South Pass 49.

South Louisiana Onshore Highlights

Eugene Island
•
SL 17695 #1 (35% WI) (Comus Prospect), Iberia Parish – spud 12/22/07 with a proposed TD of 13,800’; primary objective wet; secondary target zone, the Cris I sand, deemed commercial; awaiting completion rig.

Cote de Mer
•
McIlhenny #1 (35% WI) (Cote de Mer Prospect), Vermillion Parish – Coastal rig 21 arrived March 13th; sidetracked at approximately 13,000’; preparing to run casing to 15,685’ MD; proposed TD is 21,000’.

Kaplan NW
•	Green & Broussard #1 (100% WI) (Kaplan Prospect), Vermillian Parish – Spud 3/28/08; drilling at about 6,300’ MD toward proposed TD of 18,500’.

Venus
•	SL 19515 #1 (50% WI) (Venus Prospect), Cameron Parish – Spud 4/30/08; beginning to drill toward proposed TD of 16,000’.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Alisdair Haythornthwaite
+44 207 743 6676
alisdair.haythornthwaite@pelhampr.com

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP – flowing tubing pressure.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Workover – operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.